Exhibit 99.1

Contact:

Media Relations	Jamie Bernard, IRC
Charles River Associates	Senior Associate
media@crai.com	Sharon Merrill Associates, Inc.
617-425-3315	617-542-5300

Charles River Associates (CRA) Appoints Daniel K. Mahoney as Chief Financial Officer

Former BrightSphere Investment Group Executive Brings Deep Public Company

Finance and Accounting Experience

BOSTON, March 19, 2020 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced the appointment of Daniel K. Mahoney as Chief Financial Officer effective March 30, 2020. Mr. Mahoney most recently served as Senior Vice President, Head of Finance at BrightSphere Investment Group (NYSE: BSIG). Mr. Mahoney assumes the role from Chad Holmes, who will be CRA’s Executive Vice President and Chief Corporate Development Officer, as part of a transition previously announced on February 27, 2020.

“We are excited to welcome Dan to the CRA team as we continue to develop our corporate infrastructure in support of our ongoing growth and success,” said Paul Maleh, CRA’s Chief Executive Officer and President. “Dan brings strength in implementing financial systems, processes and controls for companies experiencing high levels of growth. We believe his depth of public company accounting and financial leadership experience makes him the right choice to lead CRA as our Chief Financial Officer as we continue to grow our organization.”

Mr. Mahoney stated, “I am impressed by Charles River Associates’ highly regarded practice areas and the consultants’ multi-disciplinary approach to solving clients’ problems. I look forward to working with the global team on world-class processes in financial reporting and execution as we forge new successes for the company in the years ahead.”

Mr. Mahoney brings nearly 20 years of financial leadership experience to CRA. Mr. Mahoney was most recently at BrightSphere Investment Group where he served as SVP and Head of Finance overseeing the financial planning and analysis, treasury, accounting and tax departments, along with the company's risk and internal audit programs. At BrightSphere he held a critical role in its initial public offering and subsequent corporate reporting and investor relationships, initially serving as Controller and Chief Accounting Officer. Prior to BrightSphere, Mr. Mahoney was Chief Accounting Officer at State Street Global Advisors (SSgA), the asset management division of State Street Corporation, where he was responsible for accounting and control processes for SSgA. Prior to SSgA, Mr. Mahoney established a strong public accounting background during his 11-year tenure at PricewaterhouseCoopers, LLP. He holds a B.A. from Tufts University, as well as a CPA professional certification.

About Charles River Associates (CRA)

Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

SAFE HARBOR STATEMENT

Statements in this press release using the terms “plan,” "intends," “continue,” “add," or similar expressions are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties. Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially due to many important factors including those under the heading “Risk Factors” referenced in our periodic filings with the Securities and Exchange Commission. We cannot guarantee any future results, levels of activity, performance, or achievement. We undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.